SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant To Section 14(a) Of
                    The Securities Exchange Act Of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
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[_]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-12

                         ICN Pharmaceuticals, Inc.
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              (Name of Registrant as Specified in its Charter)

                                    N/A
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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
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paid previously. Identify the previous filing by registration statement
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                               ICN Statement

                        ICN SETS ANNUAL MEETING DATE

COSTA MESA, California - April 19, 2001 -- ICN Pharmaceuticals, Inc. (NYSE:
ICN) announced today that it has filed with the Securities and Exchange Commission a preliminary proxy for its annual shareholders meeting to be held on May 30, 2001 for shareholders of record April 23, 2001.

ICN's nominees for its Board of Directors are three distinguished business leaders whose qualifications and background add further strength to ICN's existing board. They are:

     o Dr. Ray Irani, Chief Executive Officer, Occidental Petroleum. Dr. Irani brings to the ICN Board almost 30 years of experience in top managerial positions at Occidental. He serves as Honorary Chairman of the Board of Canadian Occidental Petroleum Ltd. and is a member of the Boards of Directors of Kaufman and Broad Home Corporation and Cedars Bank. Dr. Irani is a member of the Board of Trustees at the University of Southern California.

     o The Right Honorable Kim Campbell, former Primer Minister of Canada. Ms. Campbell is trained as a lawyer and political scientist specializing in international politics and Soviet government. Ms. Campbell's career spans academia, the practice of law, administration and elected official at all three levels of government. Ms. Campbell was appointed Consul General of Canada in Los Angeles where she was active in promoting trade development and investment especially in the areas of multimedia, information technology, biotechnology and the entertainment industry.


     o    Charles  T.  Manatt,  partner  and a  founder  in the law firm of
          Manatt, Phelps, Phillips and former U. S. Ambassador to the Dominican Republic. Mr. Manatt served as Chairman of the Democratic National Committee from 1981 to 1985. Mr. Manatt returns to the ICN Board on which he previously served for 15 years. His level of knowledge about ICN and its industry is a real asset to the Company, the management and other ICN board members.


The Company also announced that three current directors will not stand for re-election: Thomas Lenagh, Andrei Kozyrev and Roberts A. Smith, Ph.D.
Messrs. Lenagh and Kozyrev will join the Board of Directors of ICN International, one of the new entities being created under the ICN restructuring plan. ICN International filed a draft circular with the Budapest and London stock exchanges on March 22, 2001 for an international offering of shares and global depositary receipts ("GDRs").

Dr. Smith will join the board of Ribapharm, the biotechnology company being created under the restructuring plan. Ribapharm has filed with Securities and Exchange Commission for an initial public offering.


ICN stockholders are strongly advised to read the proxy statement relating to ICN's 2001 annual meeting of stockholders when it becomes available, as it will contain important information. Stockholders will be able to obtain this proxy statement, any amendments to the proxy statement and other documents filed by ICN with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, ICN will mail the proxy statement to each stockholder of record on the record date to be established for the stockholders meeting. ICN will also make additional copies of the proxy statement and any amendments to the proxy statement available for free to ICN's stockholders. Please direct your request for the proxy statement to Investor Relations, ICN Pharmaceuticals, Inc., 3300 Hyland Avenue, Costa Mesa, California 92626, telephone (714) 545-0100, extension 3104.

Participant Information

In accordance with Rule 14a-12(a)(1)(i) of the Securities Exchange Act of 1934, as amended, the information concerning persons who may be deemed participants is as follows:

ICN, its executive officers and directors named below may be deemed to be participants in the solicitation of proxies for ICN's 2001 annual meeting of stockholders. The number of shares of ICN common stock beneficially owned by each of these persons as of March 31, 2001 is listed in parenthesis after his or her name.

Milan Panic, Chairman of the Board of Directors and Chief Executive Officer, (2,371,092); Adam Jerney, President and Chief Operating Officer and a director, (735,498); Richard A. Meier, Executive Vice President and Chief Financial Officer, (76,750); David C. Watt, Executive Vice President, General Counsel and Corporate Secretary, (188,204); John E. Giordani, Executive Vice President, (77,356); Bill A. MacDonald, Executive Vice President, Strategic Planning (44,250); Jack L. Sholl, Executive Vice President, Corporate Public Relations, (138,682); James G. McCoy, Executive Vice President, Corporate Human Resources (none); and Johnson Y.N. Lau, Senior Vice President, Research and Development, (18,750).

ICN's directors who are not also executive officers are: Norman Barker, Jr. (141,690); Birch E. Bayh, Jr. (97,266); Alan F. Charles (100,478); Stephen
D. Moses (84,505); Roger Guillemin M.D., Ph.D. (159,681); Jean-Francois Kurz (127,716); Thomas H. Lenagh (124,528); Roberts A. Smith Ph.D. (192,162); Andrei Kozyrev, Ph.D. (40,625), Kim Campbell, PC, QC (none), Rosemary Tomich (none) and Ray Irani (none). Charles T. Manatt (36,787) is a nominee for election to the Board of Directors.

ICN is also party to employment agreements with its executive officers which provide that, upon the occurrence of specific events following a change in control of ICN, the executive officers may be entitled to receive compensation and other payments. Additionally, ICN's executive officers have options to acquire shares of ICN's common stock, some of which are unvested as of the date hereof. These options will vest upon a change in control of ICN.

Any securities of ICN International offered will not be and have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold in the United States, absent registration or an applicable exemption from registration requirements.

When available, copies of the preliminary prospectus relating to the offering of shares of Class A Common Stock of Ribapharm Inc. may be obtained from the offices of UBS Warburg LLC, 299 Park Avenue, New York, New York 10171 (212) 821-4011.

A registration statement relating to the shares of Class A common stock of Ribaparm Inc. has been filed with the U.S. Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.